Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement No. 333-148121, No. 333-141385, No. 333-130315, No. 333-132489 and No. 333-138341, each on Form S-3, and Registration Statement No. 333-122737 and No. 333-129781, each on Form S-8, of our reports dated February 27, 2009, relating to the consolidated financial statements of Copano Energy, L.L.C. and the effectiveness of Copano Energy, L.L.C.’s internal control over financial reporting appearing in this Annual Report on Form 10-K of Copano Energy, L.L.C. for the year ended December 31, 2008.
     We also consent to the incorporation by reference in the above named Registration Statements of our Independent Auditor’s Report dated February 29, 2008, relating to the financial statements of Bighorn Gas Gathering, L.L.C., appearing in this Annual Report on Form 10-K of Copano Energy, L.L.C. for the year ended December 31, 2008.
/s/ Deloitte & Touche LLP

Houston, Texas
February 27, 2009